Exhibit 99.1

Esports Entertainment Group Announces Closing of $30 Million Registered Direct Offering Priced at $15 per Share

Newark, New Jersey  – (Newsfile Corp. – February 16, 2021) – Esports Entertainment Group, Inc. (Nasdaq: GMBL, GMBLW) (“Esports Entertainment Group” or the “Company”), an esports entertainment and online gambling company, today announced it has closed its previously announced registered direct offering of 2,000,000 shares of common stock at a price of $15.00 per share, for aggregate gross proceeds of $30 million, priced at-the-market under Nasdaq rules.

Maxim Group LLC and Joseph Gunnar & Co., LLC acted as co-placement agents for the offering.

The shares of common stock described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-252370) declared effective by the Securities and Exchange Commission (SEC) on February 5, 2021. A prospectus supplement was filed with the SEC and form a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the public offering may be obtained by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or by telephone at (212) 895-3745.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Esports Entertainment Group

Esports Entertainment Group, Inc. is an esports and online gambling company. The Company operates a number of entities across three key pillars: 1) esports entertainment and infrastructure, 2) esports wagering, 3) iGaming. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations

RedChip Companies, Inc.

Dave Gentry

407-491-4498

dave@redchip.com

Media & Investor Relations Inquiries

Jeff@esportsentertainmentgroup.com